Exhibit 99.1

PRESS RELEASE
Dick’s Sporting Goods Reports Fourth Quarter and Full Year Results:
❖	EPS Increases 30% for Full Year Over Last Year

❖	Comparable Store Sales Increase 2.7% and 2.4% in Fourth Quarter and Full Year, Respectively
PITTSBURGH, Pa., March 11, 2008 — Dick’s Sporting Goods, Inc. (NYSE: DKS) today reported sales and earnings results for the fourth quarter and year ended February 2, 2008. The results include the operating results of Golf Galaxy and Chick’s Sporting Goods for 2007 from their respective acquisition dates, but not for 2006 as Golf Galaxy and Chick’s were acquired on February 13, 2007 and November 30, 2007, respectively.
Fourth Quarter Results (13 weeks compared to 14 weeks last year)
Net income for the 13 weeks ended February 2, 2008 increased 8% to $73.2 million and earnings per diluted share increased 3.3% to $0.62, compared to prior year net income of $67.7 million, or $0.60 per diluted share for the 14 week quarter, which provided an extra week of operations and included the favorable impact of sales of licensed merchandise relating to the Super Bowl, which combined contributed approximately $0.05 to our fiscal 2006 earnings. The Company’s most recent guidance provided on January 15, 2008 was for earnings per diluted share of at least $0.60 – 0.61. The operating results of Golf Galaxy are included in the current period results and the results for Chick’s are included from its November 30, 2007 acquisition date.
Net sales for the 13 weeks increased 18% to $1,212.6 million due to the opening of new stores, the inclusion of Golf Galaxy in this year’s quarterly results (which will be included in Dick’s Sporting Goods comparable store sales calculation beginning in Q1 2008), and a comparable store sales increase of 2.7% on a 13-week to 13-week comparable basis (or an increase of 3.4%, adjusting for the shifted retail calendar). Comparable store sales for Golf Galaxy on a 13-week to 13-week proforma basis decreased 8.8%, or 9.8% after adjusting for the shifted retail calendar.
“We are pleased to have delivered 4th quarter sales and earnings in excess of our guidance, culminating a year in which our business generated a 30% EPS increase. We also made two acquisitions, continued to capture market share in new and existing markets, expanded our merchandise margin, and improved our operating efficiency,” said Edward W. Stack, Chairman and CEO.
New Stores
In the fourth quarter, the Company opened four Golf Galaxy stores, one each in Baltimore, MD; Fairfax, VA; Phoenix, AZ and Washington DC. In addition, Golf Galaxy closed two stores, one each in Memphis, TN and Pittsburgh, PA.
As of February 2, 2008, the Company operated 340 Dick’s Sporting Goods stores in 36 states, with approximately 19.0 million square feet, 79 Golf Galaxy stores in 29 states, with approximately 1.3 million square feet, and 15 Chick’s Sporting Goods stores in California, with approximately 0.8 million square feet.

Full Year Results (52 weeks compared to 53 weeks last year)
Net income for the 52 weeks ended February 2, 2008 increased 38% to $155.0 million and earnings per diluted share increased 30% to $1.33, as compared to prior year 53 week net income of $112.6 million, or $1.02 per diluted share. The operating results of Golf Galaxy and Chick’s have been included in the results from their respective acquisition dates.
Net sales for the 52 weeks increased 25% to $3,888.4 million as compared to the 53 weeks ended February 3, 2007, while comparable store sales at Dick’s stores on a 52-week to 52-week basis increased 2.4%, compared to a 6.0% increase last year. The increase in sales this year was also attributable to the opening of new stores and the inclusion of Golf Galaxy and Chick’s in this year’s results. Comparable store sales for Golf Galaxy on a proforma basis were flat for the year.
Current 2008 Outlook
The Company’s current outlook for 2008 is based on current expectations and includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act as described later in this release. Although the Company believes that comments reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.
“We are cautiously optimistic about our business prospects in 2008,” said Edward W. Stack, Chairman & CEO. “This year we will add approximately 46 Dick’s stores, 10 Golf Galaxy stores, and will open a new distribution center in Atlanta to support our continued growth. We will continue to build our private brand strategy with partnerships with Nike ACG, adidas baseball, Reebok apparel and our newest brand Maxfli. Even with all of these key initiatives we can’t ignore the uncertain macro economic environment we are all currently facing.”
❖	Full Year 2008
•	Based on an estimated 121 million diluted shares outstanding, the Company anticipates reporting consolidated earnings per diluted share of approximately $1.49 – 1.54. This represents an approximate 12 — 16% increase over earnings per diluted share for the full year 2007 of $1.33.

•	Comparable store sales, which include Dick’s Sporting Goods and Golf Galaxy stores, are expected to be approximately flat to an increase of 1%. The Golf Galaxy stores are included in the comparable store sales calculation beginning in the first quarter of 2008. The comparable store sales calculation excludes the Chick’s Sporting Goods stores.

•	The Company expects to open approximately 46 new Dick’s Sporting Goods stores, ten new Golf Galaxy stores and relocate one Dick’s store in 2008.
❖	First Quarter 2008
•	Based on an estimated 119 million diluted shares outstanding, the Company anticipates reporting consolidated earnings per diluted share of approximately $0.16 - 0.19, as compared to first quarter 2007 earnings per diluted share of $0.19.

•	Comparable store sales, which include Dick’s and Golf Galaxy stores, are expected to decrease approximately 1 – 4%. The comparable store sales calculation excludes the Chick’s Sporting Goods stores.

•	The Company expects to open approximately eight new Dick’s stores and four new Golf Galaxy stores in the first quarter.

Conference Call Info
The Company will be hosting a conference call today at 10:00 am eastern time to discuss the fourth quarter and full year results. Investors will have the opportunity to listen to the earnings conference call over the internet through the Company’s web site located at http://www.dickssportinggoods.com/investors. To listen to the live call, please go to the web site at least fifteen minutes early to register, download and install any necessary audio software.
For those who cannot listen to the live broadcast, the webcast will be archived on the Company’s web site for approximately 30 days. In addition, a dial-in replay will be available shortly after the call. To listen, investors should dial (888) 286-8010 (domestic callers) or (617) 801-6888 (international callers) and enter confirmation code 99877384. The dial-in replay will be available for 30 days following the live call.
Forward-Looking Statements Involving Known and Unknown Risks and Uncertainties
Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “anticipate,” “believe,” “guidance,” “estimate,” “intend,” “predict,” and “continue” or similar words. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company’s actual results in future periods to differ materially from forecasted results. Those risks and uncertainties include, without limitation, changes in economic and market conditions that affect consumer spending, changes in consumer demand, competitive pressures, weather conditions, litigation and our ability to manage our operations and growth. Known and unknown risks and uncertainties are more fully described in the Company’s Annual Report on Amendment No. 1 to Form 10-K/A for the year ended February 3, 2007 as filed with the Securities and Exchange Commission on June 5, 2007, and other reports filed with the Securities and Exchange Commission. The Company disclaims any obligation and does not intend to update any forward-looking statements except as may be required by the securities laws.
The prior period EPS numbers presented in this press release have been adjusted to give effect to the two-for-one stock split, in the form of a stock dividend, which became effective on October 19, 2007 to our stockholders of record on September 28, 2007.
About Dick’s Sporting Goods, Inc.
Dick’s Sporting Goods, Inc. is an authentic full-line sporting goods retailer offering a broad assortment of brand name sporting goods equipment, apparel, and footwear in a specialty store environment. As of February 2, 2008, the Company operated 340 Dick’s Sporting Goods stores in 36 states primarily throughout the eastern half of the U.S. The Company also owns Golf Galaxy, a multi-channel golf specialty retailer, with 79 stores in 29 states, ecommerce websites and catalog operations and Chick’s Sporting Goods which operates 15 specialty sporting goods stores in Southern California.
Dick’s Sporting Goods, Inc. news releases are available at http://www.dickssportinggoods.com/ (click on the Investor Relations link at the top of the home page).
Contact:
Timothy E. Kullman, EVP – Finance, Administration & Chief Financial Officer or
Anne-Marie Megela, Director, Investor Relations
724-273-3400
investors@dcsg.com

DICK’S SPORTING GOODS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME — UNAUDITED
(In thousands, except per share data)

	13 Weeks Ended		14 Weeks Ended
	February 2,	% of	February 3,	% of
	2008	Sales (1)	2007	Sales
Net sales	$1,212,615	100.00%	$1,026,275	100.00%
Cost of goods sold, including occupancy and distribution costs	836,295	68.97	705,973	68.79

GROSS PROFIT	376,320	31.03	320,302	31.21
Selling, general and administrative expenses	250,356	20.65	203,759	19.85
Pre-opening expenses	1,314	0.11	1,427	0.14

INCOME FROM OPERATIONS	124,650	10.28	115,116	11.22
Interest expense, net	2,730	0.23	2,253	0.22

INCOME BEFORE INCOME TAXES	121,920	10.05	112,863	11.00
Provision for income taxes	48,749	4.02	45,145	4.40

NET INCOME	$73,171	6.03%	$67,718	6.60%

EARNINGS PER COMMON SHARE:
Basic	$0.66		$0.65
Diluted	$0.62		$0.60

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	111,033		104,982
Diluted	117,721		113,130

(1)	Column does not add due to rounding

DICK’S SPORTING GOODS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME — UNAUDITED
(In thousands, except per share data)

	52 Weeks Ended		53 Weeks Ended
	February 2,	% of	February 3,	% of
	2008	Sales (1)	2007	Sales (1)
Net sales	$3,888,422	100.00%	$3,114,162	100.00%
Cost of goods sold, including occupancy and distribution costs	2,730,359	70.22	2,217,463	71.21

GROSS PROFIT	1,158,063	29.78	896,699	28.79
Selling, general and administrative expenses	870,415	22.38	682,625	21.92
Pre-opening expenses	18,831	0.48	16,364	0.53

INCOME FROM OPERATIONS	268,817	6.91	197,710	6.35
Interest expense, net	11,290	0.29	10,025	0.32

INCOME BEFORE INCOME TAXES	257,527	6.62	187,685	6.03
Provision for income taxes	102,491	2.64	75,074	2.41

NET INCOME	$155,036	3.99%	$112,611	3.62%

EARNINGS PER COMMON SHARE:
Basic	$1.42		$1.10
Diluted	$1.33		$1.02

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	109,383		102,512
Diluted	116,504		110,790

(1)	Column does not add due to rounding

DICK’S SPORTING GOODS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	February 2,	February 3,
	2008	2007
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$50,307	$135,942
Accounts receivable, net	62,035	39,687
Income taxes receivable	—	15,671
Inventories, net	887,364	641,464
Prepaid expenses and other current assets	50,274	37,015
Deferred income taxes	19,714	—

Total current assets	1,069,694	869,779

Property and equipment, net	531,779	433,071
Construction in progress — leased facilities	23,744	13,087
Intangible assets	80,038	9,374
Goodwill	304,366	156,628
Other assets	26,014	42,326

TOTAL ASSETS	$2,035,635	$1,524,265

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$365,750	$286,668
Accrued expenses	228,816	190,365
Deferred revenue and other liabilities	104,549	87,798
Income taxes payable	62,583	—
Current portion of other long-term debt and capital leases	250	152

Total current liabilities	761,948	564,983

LONG-TERM LIABILITIES:
Senior convertible notes	172,500	172,500
Revolving credit borrowings	—	—
Other long-term debt and capital leases	8,685	8,365
Non-cash obligations for construction in progress — leased facilities	23,744	13,087
Deferred revenue and other liabilities	180,238	144,780

Total long-term liabilities	385,167	338,732

COMMITMENTS AND CONTINGENCIES STOCKHOLDERS’ EQUITY:
Common stock	848	397
Class B common stock	263	134
Additional paid-in capital	416,423	302,766
Retained earnings	468,974	315,453
Accumulated other comprehensive income	2,012	1,800

Total stockholders’ equity	888,520	620,550

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,035,635	$1,524,265

DICK’S SPORTING GOODS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)

	Year Ended
	February 2,	February 3,
	2008	2007
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$155,036	$112,611
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	75,052	54,929
Deferred income taxes	(32,696)	(1,110)
Stock-based compensation	29,039	24,303
Excess tax benefit from stock-based compensation	(34,918)	(36,932)
Tax benefit from exercise of stock options	5,396	2,572
Other non-cash items	2,811	2,686
Changes in assets and liabilities, net of acquired assets and liabilities:
Accounts receivable	(8,952)	(2,142)
Inventories	(127,027)	(105,766)
Prepaid expenses and other assets	(4,267)	(29,039)
Accounts payable	12,337	24,444
Accrued expenses	26,222	42,479
Income taxes payable / receivable	114,706	4,750
Deferred construction allowances	22,256	19,264
Deferred revenue and other liabilities	27,839	26,560

Net cash provided by operating activities	262,834	139,609

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(172,366)	(162,995)
Proceeds from sale-leaseback transactions	28,440	32,509
Payment for purchase of Golf Galaxy, net of $4,859 cash acquired	(222,170)	—
Payment for purchase of Chick’s Sporting Goods	(69,200)	—

Net cash used in investing activities	(435,296)	(130,486)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on other long-term debt and capital leases	(1,058)	(184)
Construction allowance receipts	13,282	17,902
Proceeds from sale of common stock under employee stock purchase plan	4,507	3,734
Proceeds from exercise of stock options	30,259	23,042
Excess tax benefit from stock-based compensation	34,918	36,932
Increase in bank overdraft	4,785	8,829

Net cash provided by financing activities	86,693	90,255

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	134	—

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(85,635)	99,378
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	135,942	36,564

CASH AND CASH EQUIVALENTS, END OF PERIOD	$50,307	$135,942

Supplemental disclosure of cash flow information:
Construction in progress — leased facilities	$10,657	$5,749
Accrued property and equipment	$(6,928)	$11,475
Cash paid for interest	$11,195	$9,286
Cash paid for income taxes	$17,832	$68,483
Stock options issued for acquisition (net of $1,810 tax benefit upon exercise)	$7,307	$—

Store Count and Square Footage
The following represents a reconciliation of beginning and ending stores and square footage for the periods indicated:

				Fiscal	Fiscal
				2007	2006
			Chick’s		Dick’s
	Dicks Sporting		Sporting		Sporting
	Goods	Golf Galaxy	Goods (1)	Total	Goods
Beginning stores	294	65	—	359	255
Q1 New	15	10	—	25	8
Q2 New	6	2	—	8	5
Q3 New	25	—	—	25	26
Q4 New	—	4	15	19	—

	340	81	15	436	294

Q4 Closed	—	(2)	—	(2)	—

Ending stores	340	79	15	434	294

Relocated stores	1	—	—	1	2

Square Footage:
(in millions)

			Chick’s
	Dick’s Sporting		Sporting
	Goods	Golf Galaxy	Goods	Total
Q1 2006	15.2	0.9	—	16.1
Q2 2006	15.5	0.9	—	16.4
Q3 2006	16.7	0.9	—	17.6
Q4 2006	16.7	0.9	—	17.6

Q1 2007	17.4	1.1	—	18.5
Q2 2007	17.8	1.1	—	18.9
Q3 2007	19.0	1.2	—	20.2
Q4 2007	19.0	1.3	0.8	21.1

(1)	Column reflects the 15 Chick’s Sporting Goods stores acquired in the fourth quarter.

Summary Proforma Financial Information
The following unaudited proforma summary presents information as if Golf Galaxy had been acquired at the beginning of the periods presented.
Proforma Results for 14 and 53 Weeks Ended February 3, 2007 — Unaudited (1)
(In thousands, except per share amounts)

	Dick’s Sporting
14 Weeks Ended	Goods	Golf Galaxy	Consolidated
Net Sales	$1,026,275	$50,846	$1,077,121

Net Income (loss)	67,718	(4,597)	63,121

Basic earnings per share	$0.65		$0.60

Diluted earnings per share	$0.60		$0.56

Weighted Average Common Shares Outstanding
Basic	104,982	—	104,982
Diluted	113,130	—	113,130

	Dick’s Sporting
53 Weeks Ended	Goods	Golf Galaxy	Consolidated
Net Sales	$3,114,162	$274,675	$3,388,837

Net Income (loss)	112,611	(653)	111,958

Basic earnings per share	$1.10		$1.09

Diluted earnings per share	$1.02		$1.01

Weighted Average Common Shares Outstanding
Basic	102,512	—	102,512
Diluted	110,790	—	110,790

(1)	The unaudited proforma results present information as if Golf Galaxy had been acquired at the beginning of the periods. The proforma amounts include certain reclassifications to Golf Galaxy amounts to conform them to the Company’s reporting calendar, an increase in pre-tax interest expense for the 14 and 53 weeks ended of $3,216 and $11,787 respectively, to reflect the increase in borrowings under the amended credit facility to finance the acquisition as if it had occurred at the beginning of the periods and use of the statutory tax rate of the Company in effect during the periods presented to determine net income. In addition, Golf Galaxy’s net income for the 14 and 53 weeks ended excludes $1,376 of pre-tax merger related expenses. Further, the proforma amounts do not reflect any benefits from economies which might be achieved from combining the operations. The proforma information does not necessarily reflect the actual results that would have occurred had the companies been combined during the periods presented, nor is it necessarily indicative of the future results of operations of the combined companies.

Non-GAAP Financial Measures
The Company has provided non-GAAP financial information in this earnings release which includes comparable store sales as if Golf Galaxy had been acquired at the beginning of the periods presented. The proforma financial information is considered non-GAAP and is not preferable to GAAP financial information; however, the Company believes this information provides additional measures of performance that the Company’s management and investors can use to compare core, operating results between reporting periods. These non-GAAP measures are provided below and on the Company’s website at http://www.dickssportinggoods.com/ (click on the Investor Relations link at the top of the home page). The Company’s website is not part of this press release.
Proforma Comparable Store Sales

	Dick’s
	Sporting	Golf
	Goods	Galaxy	Consolidated
13 weeks ended February 3, 2007	2.0%	1.0%	1.9%
13 weeks ended February 2, 2008	2.7%	-8.8%	2.2%
52 weeks ended February 3, 2007	6.0%	0.8%	5.6%
52 weeks ended February 2, 2008	2.4%	-0.1%	2.1%
The proforma comparable store sales present information as if Golf Galaxy had been acquired at the beginning of the periods presented and are calculated on a 13-week to 13-week or a 52-week to 52-week basis. The sales have been adjusted to conform to the Company’s reporting calendar and method of reporting comparable sales. Golf Galaxy will be included in the quarterly comparable store base beginning in Q1 2008.

EBITDA
EBITDA should not be considered as an alternative to net income or any other generally accepted accounting principles measure of performance or liquidity. EBITDA, as the Company has calculated it, may not be comparable to similarly titled measures reported by other companies. EBITDA is a key metric used by the Company that provides a measurement of profitability that eliminates the effect of changes resulting from financing decisions, tax regulations, and capital investments.

	13 Weeks Ended	14 Weeks Ended
	February 2,	February 3,
EBITDA	2008	2007
	(dollars in thousands)
Net income	$73,171	$67,718
Provision for income taxes	48,749	45,145
Interest expense, net	2,730	2,253
Depreciation and amortization	19,485	15,551

EBITDA	$144,135	$130,667

% increase in EBITDA	10%

	52 Weeks Ended	53 Weeks Ended
	February 2,	February 3,
EBITDA	2008	2007
	(dollars in thousands)
Net income	$155,036	$112,611
Provision for income taxes	102,491	75,074
Interest expense, net	11,290	10,025
Depreciation and amortization	75,052	54,929

EBITDA	$343,869	$252,639

% increase in EBITDA	36%
Reconciliation of Gross Capital Expenditures to Capital Expenditures
The following table represents a reconciliation of the Company’s gross capital expenditures to its capital expenditures, net of tenant allowances.

	52 Weeks Ended	53 Weeks Ended
	February 2,	February 3,
	2008	2007
	(dollars in thousands)
Gross capital expenditures	$(172,366)	$(162,995)
Proceeds from sale-leaseback transactions	28,440	32,509
Changes in deferred construction allowances	22,256	19,264
Construction allowance receipts	13,282	17,902

Net capital expenditures	$(108,388)	$(93,320)